SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934







       Date of Report (Date of earliest event reported): February 21, 2003

                           PARAGON TECHNOLOGIES, INC.
                 (Exact name of issuer as specified in charter)






          DELAWARE                      1-15729                   22-1643428
(State or Other Jurisdiction          (Commission              (I.R.S. Employer
     of Incorporation or                  file                  Identification
        Organization)                    number)                     Number)


                                600 KUEBLER ROAD
                           EASTON, PENNSYLVANIA 18040
                    (Address of principal executive offices)

                                 (610) 252-3205
              (Registrant's telephone number, including area code)

Item 5 - Other Events.

                  On February 21, 2003, Paragon Technologies, Inc. completed the sale of its Easton, Pennsylvania building to Triple Net Investments XIII, L.P. Significant terms of the agreement of sale include a sales price of $2,925,000 and also a leaseback of approximately 25,000 square feet of office space for five years by Paragon Technologies. As a result of the sale, the Company expects to recognize a pre-tax gain over the five-year leaseback period of approximately $2.2 million, of which approximately $1.5 million will be recognized in the current year.

                  Cash proceeds will be used to make an accelerated payment on the Company's term debt with its principal bank, which currently stands at $5,700,000.

                                   Signatures

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                           PARAGON TECHNOLOGIES, INC.


Date: March 3, 2003                         By: /s/ William R. Johnson
                                                --------------------------------
                                                     William R. Johnson
                                                     President and CEO